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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 1999
                                                      REGISTRATION NO. 333-78285
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                AMENDMENT NO. 1
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                     NSTAR
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          MASSACHUSETTS                             6719                                04-3466300
  (STATE OR OTHER JURISDICTION                (PRIMARY STANDARD                      (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)     INDUSTRIAL CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)

                                C/O BEC ENERGY
                              800 BOYLSTON STREET
                          BOSTON, MASSACHUSETTS 02199
                                (617) 424-2000
               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            DOUGLAS S. HORAN, ESQ.
                                     NSTAR
                                C/O BEC ENERGY
                              800 BOYLSTON STREET
                          BOSTON, MASSACHUSETTS 02199
                                (617) 424-2000
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)
              --------------------------------------------------
                 PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

       DAVID A. FINE, ESQ.                      WARREN J. INGBER, ESQ.
           ROPES & GRAY                 LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.
     ONE INTERNATIONAL PLACE                     125 WEST 55TH STREET
 BOSTON, MASSACHUSETTS 02110-2624              NEW YORK, NY  10019-5389
          (617) 951-7000                            (212) 424-8000
       (617) 951-7050 (FAX)                      (212) 424-8500 (FAX)

                    _____________________________________
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of the Registration Statement.
   If the only securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF TRUSTEES AND OFFICERS.

     NSTAR's declaration of trust provides that, to the extent legally permissible, each of NSTAR's trustees and officers shall be indemnified by the trust estate against any loss, liability or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding ,whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person's being or having been such a trustee or officer, except with respect to any matter as to which such person shall have been adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of NSTAR; provided, however, that as to any matter disposed of by a compromise payment by such trustee or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of NSTAR, after notice that it involves such indemnification, (i) by a disinterested majority of the trustees then in office, or (ii) by a majority of the disinterested trustees then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such trustee or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of NSTAR, or (iii) by the vote, at a meeting duly called and held, of the holders of a majority of the shares outstanding and entitled to vote thereon, exclusive of any shares owned by any interested trustee or officer.

     In discharging his or her duties, a trustee or officer of NSTAR, when acting in good faith, shall be fully protected in relying upon the books of account of NSTAR or of another organization in which he or she serves as contemplated by the indemnification provisions of the declaration of trust, reports made to NSTAR or to such other organization by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the trustees or similar governing body of such other organization, or upon other records of NSTAR or of such other organization. The rights of indemnification provided in the declaration of trust shall not be exclusive of or affect any other rights to which any trustee or officer may be entitled and such rights shall inure to the benefit of his or her successors, heirs, executors, administrators and other legal representatives. As used in the relevant provisions of the declaration of trust, the terms "trustee" and "officer" include persons who serve at the request of NSTAR as directors, officers, or trustees of another organization in which NSTAR has any direct or indirect interest as a shareholder, creditor or otherwise.

     Expenses, including counsel fees, reasonably incurred by any trustee or officer with respect to the defense or disposition of any action, suit or proceeding referred to in the indemnification provisions of the declaration of trust may be advanced by NSTAR prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it is ultimately determined that he or she is entitled to indemnification. Nothing contained in these provisions affects any rights to indemnification to which NSTAR personnel other than trustees and officers may be entitled by contract or otherwise under law. No trustee shall be obligated to give any bond or other security for the performance of any of his or her duties.


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ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


     EXHIBIT                 DESCRIPTION
     --------                -----------
     NUMBER
     ------

     2.1 Amended and Restated Agreement and Plan of Merger, dated as of December 5, 1998, amended and restated as of May 4, 1999, by and among BEC Energy, Commonwealth Energy System, NSTAR, BEC Acquisition LLC and CES Acquisition LLC (attached as Annex A to the Joint Proxy Statement/Prospectus, which forms part of this Registration Statement).

     3.1 Declaration of Trust of NSTAR (attached as Annex D to the Joint Proxy Statement/Prospectus, which forms part of this Registration Statement).

     3.2 Bylaws of NSTAR (attached as Annex E to the Joint Proxy Statement/Prospectus, which forms part of this Registration Statement).

     5         Opinion of Ropes & Gray

     8.1       Tax Opinion of Ropes & Gray

     8.2       Tax Opinion of LeBoeuf, Lamb, Greene & MacRae LLP

     10.1 Employment Agreement between Thomas J. May and NSTAR, dated as of May 11, 1999 (attached as Exhibit 7.16.1 to the merger agreement in Annex A to the Joint Proxy Statement/Prospectus, which forms part of this Registration Statement).

     10.2 Employment Agreement between Russell D. Wright and NSTAR, dated as of May 11, 1999 (attached as Exhibit 7.16.2 to the merger agreement in Annex A to the Joint Proxy Statement/Prospectus, which forms part of this Registration Statement).

     10.3 Change of Control Agreements between Thomas J. May and NSTAR, dated as of May 11, 1999.

     10.4 Change in Control Agreement between Russell D. Wright and NSTAR, dated as of May 11, 1999.

     23.1      Consent of PricewaterhouseCoopers LLP

     23.2      Consent of Arthur Andersen LLP

     23.3      Consent of Goldman Sachs & Co.

     23.4      Consent of SG Barr Devlin

     23.5      Consent of Ropes & Gray (included in Exhibit 8.1)

     23.6      Consent of LeBoeuf, Lamb, Greene & MacRae LLP (included in
               Exhibit 8.2)

     99.1      Proxy Card for BEC Energy

     99.2      Proxy Card for Commonwealth Energy System

                                     II-2
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ITEM 22.   UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items on the applicable form;

          (5) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Exchange Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus so as to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes

                                     II-3
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information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1993, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on the 14th day of May, 1999.

                                          NSTAR

                                          By: /s/ Thomas J. May
                                             ----------------------------------
                                          Name:  Thomas J. May
                                          Title: Chairman of the Board, Chief
                                                 Executive Officer and Treasurer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 14th day of May, 1999.

   Signature                                 Title
   ---------                                 -----

   /s/ Thomas J. May
  -------------------------------            Chairman of the Board, Chief
   Thomas J. May                             Executive Officer and Treasurer

   /s/ Russell D. Wright
  -------------------------------            President, Chief Operating
   Russell D. Wright                         Officer, Clerk and Trustee


                                      II-5